Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470

Investor Relations Carolyn Ross, (972) 673-7935
1
DR PEPPER SNAPPLE GROUP REPORTS FIRST QUARTER 2012 RESULTS

Net sales were up 2% for the quarter.
Reported EPS were $0.48.
Year-to-date, the company repurchased $85 million of its common stock.
Company reaffirms full year 2012 Core EPS in the $2.90 to $2.98 range.

Plano, TX, April 25, 2012 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported first quarter 2012 EPS of $0.48 compared to $0.50 in the prior year period. Excluding $0.02 per share of unrealized commodity mark-to-market gains, Core EPS were $0.46 compared to $0.50 in the prior period.

For the quarter, reported net sales increased 2% reflecting 4 percentage points of price/mix, partially offset by lower branded volumes, a reclassification of certain customer transportation allowances that were previously recorded as selling, general and administrative expenses and foreign currency translation. Reported segment operating profit (SOP) decreased 4%, or $12 million, as the benefits of higher sales and productivity improvements were more than offset by higher packaging and ingredient costs, other operating cost increases and higher marketing investments of $8 million. Reported income from operations for the quarter was $192 million including $6 million of unrealized mark-to-market gains. Reported income from operations was $202 million in the prior year period including $2 million of unrealized mark-to-market gains.

DPS President and CEO Larry Young said, “Despite expected commodity headwinds and higher pricing across our CSD brands and Hawaiian Punch and Mott's trademarks, our business continued to perform well in the quarter, and consistent with our expectations. We outperformed the industry in both volume and dollar share in both the CSD and Tea categories. Now in its second year, Rapid Continuous Improvement (RCI) is delivering results for our customers and in our financial performance. With solid marketing plans in place for the remainder of the year and RCI further expanding across the organization, I remain confident in our plans for the year.”

EPS reconciliation	First Quarter
	2012	2011	Percent Change
Reported EPS	$0.48	$0.50	(4)
Items affecting comparability
Unrealized commodity mark-to-market net loss (gain)	(0.02)	—
Core EPS	$0.46	$0.50	(8)
EPS - earnings per share

Net sales and SOP in the tables and commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see page A-5 accompanying this release.

Summary of 2012 results	First Quarter
(Percent change)	As	Currency
	Reported	Neutral
BCS Volume	0	0
Sales Volume	(1)	(1)
Net Sales	2	3
SOP	(4)	(3)
BCS - bottler case sales

BCS Volume
For the quarter, BCS volume was flat with carbonated soft drinks (CSDs) growing 2% and non-carbonated beverages (NCBs) declining 7%.

In CSDs, Dr Pepper volume increased 2%. Canada Dry, A&W and Sunkist soda all grew mid-single digits, while 7UP increased low-single digits. Peñafiel and Squirt also posted solid gains, while Crush declined mid-single digits and Sun Drop declined double-digits, as we cycled the national launch of the brand in the prior year period. Fountain foodservice volume grew 5%, cycling 7% volume growth in the prior year period.

In NCBs, Hawaiian Punch volume declined 21% and Mott's volume declined 16% due to cycling price increases that were taken in mid-year 2011. Clamato increased 27% and Snapple volume grew 5%, cycling 10% growth in the prior year period.

By geography, U.S. and Canada volume was flat while volume grew 4% in Mexico and the Caribbean.

Sales volume
For the quarter, sales volume decreased 1%. Branded volume declined just over 1%, while contract manufacturing volume increased.

2012 Segment results	First Quarter
(Percent Change)	As Reported			Currency Neutral
	Sales	Net		Net
	Volume	Sales	SOP	Sales	SOP
Beverage Concentrates	(3)	0	(10)	0	(10)
Packaged Beverages	1	3	2	3	3
Latin America Beverages	4	0	14	6	60
Total	(1)	2	(4)	3	(3)

Beverage Concentrates
Net sales for the quarter were flat as 4 percentage points of concentrate pricing were offset by a 3% volume decline and higher discounts. SOP decreased 10% principally due to increased marketing investments and higher ingredient costs.

Packaged Beverages
Net sales for the quarter were up 3% reflecting favorable mix and 2 percentage points of pricing, partially offset by the reclassification of certain customer transportation allowances that were previously recorded in selling, general and administrative expenses. SOP increased 3% as the benefits of higher sales were partially offset by cost inflation in packaging and ingredients and other operating costs.

Latin America Beverages
Net sales for the quarter increased 6% reflecting favorable product mix and a 4% increase in volume. Net sales growth was partially offset by the reclassification of certain customer transportation allowances that were previously recorded as selling, general and administrative expenses. SOP increased 60% reflecting net sales growth and favorable operating leverage, partially offset by higher packaging, ingredient and manufacturing costs.

Corporate and other items
For the quarter, corporate costs totaled $65 million, including $6 million of unrealized commodity-related mark-to-market gains. Corporate costs in the prior year period were $67 million, including $2 million of unrealized commodity-related mark-to-market gains.

Net interest expense increased $6 million compared to the prior year, as the company re-financed low floating rate debt in November 2011.

For the quarter, the effective tax rate was 37.4% compared to 36.0% last year, as last year's rate included certain one-time tax benefits related to the PepsiCo, Inc. and The Coca-Cola Company licensing agreements.

Cash flow
For the quarter, the company used $325 million of cash in operating activities, which included the payment of $508 million in taxes related to the PepsiCo, Inc. and The Coca-Cola Company licensing agreements. Capital spending totaled $51 million. The company returned $153 million to shareholders in the form of stock repurchases ($85 million) and dividends ($68 million).

2012 full year guidance
The company continues to expect full year reported net sales growth near the low end of its long-term 3% to 5% range and Core EPS to be in the $2.90 to $2.98 range.

Packaging and ingredient costs are expected to increase COGS between 2% and 3%, on a constant volume/mix basis.

The company expects its tax rate to be approximately 37%.

The company expects capital spending to be approximately 4.0% of net sales.

Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the first quarter comprising January, February and March.

Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.

Pricing refers to the impact of list price changes.

Unrealized mark-to-market: We recognize the change in the fair value of open commodity derivative positions between periods in corporate unallocated expenses, as these instruments do not qualify for hedge accounting treatment. As the underlying commodity is delivered, the realized gains and losses are subsequently reflected in the segment results.

EPS represents diluted earnings per share.

Core EPS is defined as EPS adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods.

Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

Conference Call
At 10 a.m. (CDT) today, the company will host a conference call with investors to discuss first quarter results and the outlook for 2012. The conference call and slide presentation will be accessible live through DPS's website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on page A-5 accompanying this release and under "Financial Press Releases" on the company's website at http://www.drpeppersnapple.com in the “Investors” section.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 11 of our 14 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott's, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Rose's and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

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DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2012 and 2011
(Unaudited, in millions except per share data)

	For the
	Three Months Ended
	March 31,
	2012	2011
Net sales	$1,362	$1,331
Cost of sales	584	547
Gross profit	778	784
Selling, general and administrative expenses	553	547
Depreciation and amortization	31	33
Other operating expenses	2	2
Income from operations	192	202
Interest expense	32	27
Interest income	—	(1)
Other income, net	(3)	(2)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	163	178
Provision for income taxes	61	64
Income before equity in earnings of unconsolidated subsidiaries	102	114
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—
Net income	$102	$114
Earnings per common share:
Basic	$0.48	$0.51
Diluted	0.48	0.50
Weighted average common shares outstanding:
Basic	212.6	223.6
Diluted	213.9	226.3
Cash dividends declared per common share	$0.34	$0.25

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2012 and December 31, 2011
(Unaudited, in millions except share and per share data)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$192	$701
Accounts receivable:
Trade, net	564	585
Other	37	50
Inventories	225	212
Deferred tax assets	86	96
Prepaid expenses and other current assets	157	113
Total current assets	1,261	1,757
Property, plant and equipment, net	1,149	1,152
Investments in unconsolidated subsidiaries	14	13
Goodwill	2,983	2,980
Other intangible assets, net	2,687	2,677
Other non-current assets	558	573
Non-current deferred tax assets	132	131
Total assets	$8,784	$9,283
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	313	265
Deferred revenue	65	65
Current portion of long-term obligations	452	452
Income taxes payable	40	530
Other current liabilities	542	603
Total current liabilities	1,412	1,915
Long-term obligations	2,247	2,256
Non-current deferred tax liabilities	602	586
Non-current deferred revenue	1,434	1,449
Other non-current liabilities	829	814
Total liabilities	6,524	7,020
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 211,832,813 and 212,130,239 shares issued and outstanding for 2012 and 2011, respectively	2	2
Additional paid-in capital	1,575	1,631
Retained earnings	769	740
Accumulated other comprehensive loss	(86)	(110)
Total stockholders' equity	2,260	2,263
Total liabilities and stockholders' equity	$8,784	$9,283

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2012 and 2011
(Unaudited, in millions)

	For the Three Months Ended
	March 31,
	2012	2011
Operating activities:
Net income	$102	$114
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense	51	49
Amortization expense	9	9
Amortization of deferred revenue	(16)	(16)
Employee stock-based compensation expense	8	8
Deferred income taxes	28	(86)
Other, net	(16)	(1)
Changes in assets and liabilities:
Trade accounts receivable	24	(24)
Other accounts receivable	15	(2)
Inventories	(11)	(19)
Other current and non-current assets	(45)	(71)
Other current and non-current liabilities	(44)	(49)
Trade accounts payable	46	29
Income taxes payable	(476)	110
Net cash (used in) provided by operating activities	(325)	51
Investing activities:
Purchase of property, plant and equipment	(51)	(54)
Purchase of intangible assets	(6)	—
Proceeds from disposals of property, plant and equipment	4	—
Net cash used in investing activities	(53)	(54)
Financing activities:
Proceeds from senior unsecured notes	—	500
Repurchase of shares of common stock	(85)	(100)
Dividends paid	(68)	(56)
Proceeds from stock options exercised	6	2
Excess tax benefit on stock-based compensation	13	1
Other, net	—	(4)
Net cash (used in) provided by financing activities	(134)	343
Cash and cash equivalents — net change from:
Operating, investing and financing activities	(512)	340
Effect of exchange rate changes on cash and cash equivalents	3	2
Cash and cash equivalents at beginning of period	701	315
Cash and cash equivalents at end of period	$192	$657
Supplemental cash flow disclosures of non-cash investing and financing activities:
Capital expenditures included in accounts payable	$41	$39
Dividends declared but not yet paid	73	55
Capital lease additions	6	—
Supplemental cash flow disclosures:
Interest paid	$7	$—
Income taxes paid	502	28

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three Months Ended March 31, 2012 and 2011
(Unaudited, in millions)

	For the Three Months Ended March 31,
	2012	2011
Segment Results – Net sales
Beverage Concentrates	$254	$255
Packaged Beverages	1,017	985
Latin America Beverages	91	91
Net sales	$1,362	$1,331

	For the Three Months Ended March 31,
	2012	2011
Segment Results – SOP
Beverage Concentrates	$140	$155
Packaged Beverages	111	109
Latin America Beverages	8	7
Total SOP	259	271
Unallocated corporate costs	65	67
Other operating expenses	2	2
Income from operations	192	202
Interest expense, net	32	26
Other income, net	(3)	(2)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$163	$178

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Net sales and Segment Operating Profit, as adjusted: Net sales and Segment Operating Profit are on a currency neutral basis.

	For the Three Months Ended March 31, 2012
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	—%	3%	—%	2%
Impact of foreign currency	—%	—%	6%	1%
Net sales, as adjusted	—%	3%	6%	3%

	For the Three Months Ended March 31, 2012
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	(10)%	2%	14%	(4)%
Impact of foreign currency	—%	1%	46%	1%
Segment operating profit, as adjusted	(10)%	3%	60%	(3)%

Core EPS: Core EPS is defined as Reported EPS adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods. The tables below provide reconciliations of the reported to the Core EPS for the three months ended March 31, 2012 and 2011.

	For the Three Months Ended March 31,
	2012	2011	% Change
Reported EPS	$0.48	$0.50	(4)%
Unrealized commodity mark-to-market net loss (gain)	(0.02)	—
Core EPS	$0.46	$0.50	(8)%